Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Legacy Reserves, LP
Midland, Texas

We have audited the accompanying statements of revenues and direct operating expenses of the oil and natural gas properties (the “TSF Properties”), as defined in Note 1, acquired on May 25, 2007 by Legacy Reserves  LP (the "Company") for each of the years in the two year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The TSF Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls over financial reporting associated with the TSF Properties. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the results of operations of the TSF Properties.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the TSF Properties for each of the years in the two year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  BDO Seidman, LLP

Houston, Texas
June 29, 2007

TSF PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OIL AND NATURAL GAS PROPERTIES ACQUIRED FROM
TERRY S. FIELDS

	Year ended December 31,		Three months ended March 31,
	2005	2006	2006	2007
			(Unaudited)
Revenues - oil and natural gas sales	$3,208,937	$4,560,252	$1,152,300	$860,178

Direct operating expenses:
Production and other taxes	198,427	245,400	59,842	54,377
Lease operating expenses	379,792	438,595	98,164	87,543
Total direct operating expenses	578,219	683,995	158,006	141,920

Revenues in excess of direct operating expenses	$2,630,718	$3,876,257	$994,294	$718,258

See accompanying notes to statements of revenues and direct operating expenses.

TSF PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(1) Basis of Presentation

The accompanying financial statements present the revenues and direct operating expenses of the oil and natural gas properties (the ‘‘TSF Properties’’) acquired by Legacy Reserves Operating LP, the wholly owned subsidiary of Legacy Reserves LP ("Legacy" or the "Company"), from Terry S. Fields (‘‘Fields’’), for the period January 1, 2005 through March 31, 2007. The TSF Properties were purchased by the Company on May 25, 2007, for $15.3 million. The adjusted net cash purchase price was $14.9 million prior to post-closing adjustments to be made within 90 days of closing. The TSF Properties consist primarily of working interests in 19 operated producing wells located in Midland, Reagan and Upton counties in west Texas.

The accompanying statements of revenues and direct operating expenses of the TSF Properties do not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. Management of the Company believes historical expenses of this nature incurred by Fields in the properties are not indicative of the costs to be incurred by the Company.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on TSF Properties’ share of any given period’s production multiplied times the contract price received for the period. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the TSF Properties including production taxes, lifting costs, gathering, well repair and well workover costs. Direct costs do not include general corporate overhead.

Historical financial information reflecting financial position, results of operations, and cash flows of the TSF Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by Fields. Other assets acquired and liabilities assumed were not material. In addition, the TSF Properties were a part of a larger enterprise prior to the acquisition by the Company, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the TSF Properties acquired, nor would such allocated historical costs be relevant to future operations of the TSF Properties. The historical statements of revenues and direct operating expenses of Fields’ interest in the TSF Properties are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The statements of revenues and direct operating expenses of the TSF Properties for the three months ended March 31, 2006 and 2007 are unaudited. In the opinion of Legacy’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the TSF Properties. These interim results are not necessarily indicative of results for a full year.

TSF PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)

(2) Supplemental Financial Information for Oil and Natural Gas Producing Activities (Unaudited)

The following reserve estimates have been prepared by the Company’s internal petroleum engineer as of December 31, 2004, 2005 and 2006. These reserve estimates have been prepared in compliance with the Securities and Exchange Commission rules based on year-end prices for oil and natural gas with appropriate adjustments by property for location, quality, gathering and marketing adjustments.

(a)  Reserve Quantity Information

Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

Below are the net quantities of total proved reserves and proved developed reserves of the TSF Properties. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below.

		Natural
	Oil	Gas
	(MBbls)	(MMcf)
Total Proved Reserves:
Balance, December 31, 2004	632	1,643
Revisions of previous estimates and improved recovery	41	166
Production	(43)	(118)

Balance, December 31, 2005	630	1,691
Revisions of previous estimates and improved recovery	13	100
Production	(53)	(150)

Balance, December 31, 2006	590	1,641

Proved Developed Reserves:
December 31, 2004	632	1,643
December 31, 2005	630	1,691
December 31, 2006	590	1,641

(b)  Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The standardized measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the TSF Properties. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production and development costs are based on period-end sales prices for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes.

TSF PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)

The standardized measure (before income taxes) relating to proved oil and natural gas reserves are presented below (in thousands):

	December 31,
	2005	2006
	(in thousands)
Future production revenues	$56,474	$44,923
Future costs:
Production	(17,621)	(15,323)
Development	(141)	-

Future net cash flows before income taxes	38,712	29,600
10% annual discount for estimated timing of cash flows	(20,693)	(15,671)

Standardized measure of discounted net cash flows	$18,019	$13,929

The standardized measure is based on the following oil and natural gas price realized over the life of the properties at the wellhead as of the following dates:

	December 31,
	2005	2006

Oil (per Bbl)	$ 58.82	$ 58.93
Natural Gas (per MMBtu)	$ 11.50	$ 6.19

TSF PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)

Changes in the standardized measure (before income taxes) relating to proved oil and natural gas reserves is as follows (in thousands):

	Year ended December 31,
	2005	2006
	(in thousands)
Increase (decrease):

Sales, net of production costs	$(2,631)	$(3,876)
Net change in sales prices, net of production costs	6,811	(3,275)
Revisions of previous estimates and improved recovery	809	468
Previously estimated development costs incurred	695	141
Other	917	877
Accretion of discount	927	1,575

Net increase (decrease)	7,528	(4,090)

Standardized measure of discounted future net cash flows:
Beginning of year	10,491	18,019

End of year	$18,019	$13,929

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations, reservoir behavior, equipment condition and other matters. Actual quantities of oil and natural gas produced in the future may differ materially from the amounts estimated.